Exhibit 99.138


                                [GRAPHIC OMITTED]
                                      NVB
                              North Valley Bancorp

               North Valley Bancorp Reports Second Quarter Results


July 26, 2007 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $892 million in assets, today reported results for the quarter and six months ended June 30, 2007. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB").

The Company reported net income for the second quarter ended June 30, 2007 of $1,720,000, or $0.22 per diluted share, compared to $2,294,000, or $0.30 per diluted share, for the same period in 2006. This represents a decrease in net income of $574,000, or 25.0%, compared to the second quarter of 2006. For the second quarter of 2007, the Company realized an annualized return on average shareholders' equity of 8.81% and an annualized return on average assets of 0.77%, as compared to 12.82% and 1.03%, respectively, for the second quarter of 2006. On a GAAP basis, the Company reported net income for the six months ended June 30, 2007 of $3,924,000, or $0.51 per diluted share, down $499,000 or 11.3%
and $0.06 or 10.5%, compared to $4,423,000, or $0.57 per diluted share, for the same period in 2006. For the three and six-month periods ended June 30, 2007, the Company had $950,000 and $1,060,000, respectively, of merger related expenses resulting from the pending merger with and into Sterling Financial Corporation, announced on April 11, 2007, which is not included in the non-GAAP income calculation. On a non-GAAP basis, the Company reported net income for the second quarter ended June 30, 2007 of $2,366,000, or $0.31 per diluted share, and $4,645,000, or $0.61 per diluted share, for the six months ended June 30, 2007.

As announced by the Company on April 11, 2007 and reported on the Company's Current Report on Form 8-K, filed with the Commission on April 11, 2007 (the "Current Report"), the Company has entered into an Agreement and Plan of Merger dated April 10, 2007 (the "Merger Agreement"), pursuant to which the Company will merge with and into Sterling Financial Corporation, a Washington corporation ("Sterling"), with Sterling being the surviving corporation. A copy of the Merger Agreement (together with certain other information regarding the proposed merger) is provided in the Current Report. The transaction is expected to close in the third quarter of 2007, pending approval of the merger by the shareholders of the Company, the receipt of all necessary regulatory approvals, and the satisfaction of other closing conditions which are customary for such transactions. A special meeting of the Company's shareholders to vote on the proposed merger is scheduled for July 31, 2007. Regulatory applications are still pending.

"We are pleased with our progress in moving forward with our plan to partner with Sterling Financial Corporation (NASDAQ: STSA)," stated Michael J. Cushman, President & CEO. "This partnering will expand the array of products, technology, delivery systems, lending capabilities and significant market presence in the Western United States. Also, it will allow us to serve a broader segment of the Northern California market, thereby providing for future growth opportunities."

At June 30, 2007, total assets were $891,730,000, up slightly from the $891,266,000 at June 30, 2006. The loan portfolio increased $38,780,000, or 6.1%
compared to June 30, 2006, and totaled $678,397,000 at June 30, 2007. The loan to deposit ratio at June 30, 2007 was 91.7% as compared to 88.5% at June 30, 2006. Total deposits grew $17,520,000, or 2.4%, to total $739,931,000 at June
30, 2007, driven by an increase in time deposits of $44,239,000, somewhat offset by decreases in noninterest bearing demand, interest bearing demand and savings and money market deposits of $14,863,000, $7,369,000 and $4,487,000, respectively. When compared to December 31, 2006, total assets decreased from $905,673,000. Deposits decreased by $10,357,000, or 1.4%, from $750,288,000 at
December 31, 2006, due to noninterest bearing deposits decreasing by $23,313,000, savings and money market by $9,557,000 and interest bearing demand by $1,390,000, somewhat offset by the increase in time deposits of $23,903,000. Loans increased by $18,604,000, or 2.8%, from $659,793,000 at December 31, 2006.

Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $603,000, or 5.6%, for the three months ended June 30, 2007 compared to the same period in 2006. While interest income increased by $590,000, this was more than offset by an increase in interest expense of $1,193,000. The increase in interest income was primarily due to an increase in average loans of $32,387,000 and an increase in the yield on the loan portfolio of 10 basis points. The increase in average total loans was primarily funded by the decrease in average investments of $33,358,000. Average yields on earning assets increased 16 basis points from the quarter ended June 30, 2006, to 7.36% for the quarter ended June 30, 2007. The increase in interest expense was due to the increase in the level of average deposits and the change in mix to more time deposits along with the increase in the average rates paid on interest-bearing liabilities which increased by 75 basis points to 2.86%. The increase in asset yields was primarily due to average loan yields, which increased from 7.80% for second quarter 2006 to 7.90% in second quarter 2007. The Company's net interest margin for the quarter ended June 30, 2007 was 5.11%, a decrease from the 5.52% for the second quarter in 2006 and a decrease from the 5.33% net interest margin for the linked quarter ended March 31, 2007. "Our net interest margin remains strong, although we continue to feel the pressure from competition and the interest rate environment as evidenced by the 22 basis point margin contraction from the first quarter," commented Kevin R. Watson, Chief Financial Officer.

Noninterest income for the quarter ended June 30, 2007 was $3,170,000 compared to $3,015,000 for the same period in 2006. Other fees and charges increased by $236,000 to $966,000 for the second quarter of 2007 compared to $730,000 for the second quarter of 2006, while service charges on deposits increased by $81,000 to $1,687,000 for the second quarter of 2007 compared to $1,606,000 for the same period in 2006. Noninterest income for the six months ended June 30, 2007 increased $491,000, or 8.4%, to $6,304,000 from $5,813,000 for the same period in 2006. Service charges on deposits and other fees and charges increased $248,000 and $426,000, respectively, for the six months ended June 30, 2007 compared to the same period in 2006. Other noninterest income for the three and six month periods ended June 30, 2007 decreased $162,000 and $183,000, respectively, compared to the same periods in 2006 primarily due to decreases in income from sales of annuity and security products as well as gain on loan sales.

Noninterest expense increased $852,000 to $10,732,000 for the second quarter of 2007 from $9,880,000 for the second quarter of 2006. Salaries and employee benefits increased $61,000 while occupancy expense decreased $22,000. Other expenses increased $839,000, due to nonrecurring professional services expense associated with the planned merger with Sterling Financial Corporation. Noninterest expense for the six months ended June 30, 2007 was $20,962,000 compared to $19,896,000 for the same period in 2006. The increase was primarily due to approximately $1,060,000 in merger expenses associated with the planned merger with Sterling Financial Corporation.

The Company did not record a provision for loan and lease losses for the six months or quarter ended June 30, 2007 but recorded $370,000 during the second quarter of 2006 and none in the first quarter of 2006. The allowance for loan and lease losses at June 30, 2007 was $8,746,000, or 1.29% of total loans, compared to $8,831,000, or 1.34% of total loans at December 31, 2006 and $8,292,000, or 1.30% of total loans at June 30, 2006.

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) increased $2,680,000 to $2,903,000, or 0.43%, of total loans at June 30, 2007 from $223,000, or 0.03%, of total loans at June 30, 2006. Other real estate owned at June 30, 2007 was $902,000, consisting of land originally purchased for bank expansion, which management has listed for sale as the land is no longer needed due to the acquisition of Yolo Community Bank in 2004.

The provision for income taxes for the quarter ended June 30, 2007 was $810,000, resulting in an effective tax rate of 32%, compared to $1,166,000, or an effective tax rate of 34%, for the quarter ended June 30, 2006. The provision for income taxes for the six month period ended June 30, 2007 was $1,847,000, resulting in an effective tax rate of 32%, compared to $2,212,000, or an effective tax rate of 33%, for the same period in 2006.

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

ADDITIONAL INFORMATION ABOUT NORTH VALLEY'S PENDING MERGER WITH STERLING AND WHERE TO FIND IT

Sterling Financial Corporation filed a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") and such registration statement became effective on June 22, 2007. On June 29, 2007, North Valley Bancorp mailed a proxy statement/prospectus to its security holders, containing information about the proposed merger transaction. Investors and security holders of Sterling and North Valley are urged to read the registration statement, the proxy statement/prospectus and other relevant materials in order to obtain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement filed by Sterling and the proxy statement/prospectus mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the registration statement, the proxy statement/prospectus and other relevant documents (as they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, or by telephone at
(530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley through its website at www.novb.com.

Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley's officers and directors is included in North Valley's Form 10-K/A - Amendment No. 1 to Form 10-K Annual Report filed with the SEC on April 24, 2007. A description of the interests of the directors and executive officers of Sterling and North Valley in the proposed merger is set forth in the proxy statement/prospectus and will be supplemented in other relevant documents as they are filed with the SEC and become available.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or

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

locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.



For further information contact:

Michael J. Cushman                    or    Kevin R. Watson
President & Chief Executive Officer         Executive Vice President &
(530) 226-2900   Fax: (530) 221-4877        Chief Financial Officer
                                            (530) 226-2900   Fax: (530) 221-4877


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

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
            (Dollars in thousands, except share and per share data)

                                                     Three Months Ended
                                                           June 30,
                                                     2007            2006          $ Change       % Change
                                                 ------------    ------------    ------------    ------------
Statement of Income Data
------------------------
Interest income
   Loans and leases (including fees)             $     13,008    $     12,217    $        791             6.5%
   Investment securities                                1,350           1,722            (372)          (21.6%)
   Federal funds sold and other                           242              71             171           240.8%
                                                 ------------    ------------    ------------    ------------
       Total interest income                           14,600          14,010             590             4.2%
                                                 ------------    ------------    ------------    ------------
Interest expense
   Interest on deposits                                 3,608           2,121           1,487            70.1%
   Subordinated debentures                                610             605               5             0.8%
   Other borrowings                                       290             589            (299)          (50.8%)
                                                 ------------    ------------    ------------    ------------
       Total interest expense                           4,508           3,315           1,193            36.0%
                                                 ------------    ------------    ------------    ------------
Net interest income                                    10,092          10,695            (603)           (5.6%)
Provision for loan and lease losses                        --             370            (370)             --
                                                 ------------    ------------    ------------    ------------
Net interest income after
   provision for loan and lease losses                 10,092          10,325            (233)           (2.3%)
                                                 ------------    ------------    ------------    ------------
Noninterest income
   Service charges on deposit accounts                  1,687           1,606              81             5.0%
   Other fees and charges                                 966             730             236            32.3%
   Other                                                  517             679            (162)          (23.9%)
                                                 ------------    ------------    ------------    ------------
       Total noninterest income                         3,170           3,015             155             5.1%
                                                 ------------    ------------    ------------    ------------

Noninterest expenses
   Salaries and employee benefits                       5,475           5,414              61             1.1%
   Occupancy                                              754             776             (22)           (2.8%)
   Furniture and equipment                                518             544             (26)           (4.8%)
   Other                                                3,985           3,146             839            26.7%
                                                 ------------    ------------    ------------    ------------
       Total noninterest expenses                      10,732           9,880             852             8.6%
                                                 ------------    ------------    ------------    ------------
       Income before provision for
        income taxes                                    2,530           3,460            (930)          (26.9%)
Provision for income taxes                                810           1,166            (356)          (30.5%)
                                                 ------------    ------------    ------------    ------------
       Net income                                $      1,720    $      2,294    $       (574)          (25.0%)
                                                 ============    ============    ============    ============

Common Share Data
-----------------
 Earnings per share
   Basic                                         $       0.23    $       0.31    $      (0.08)          (25.8%)
   Diluted                                       $       0.22    $       0.30    $      (0.08)          (26.7%)

 Weighted average shares outstanding                7,358,823       7,449,989
 Weighted average shares outstanding -
   diluted                                          7,668,380       7,719,934
 Book value per share                            $      10.65    $       9.44
 Tangible book value                             $       8.37    $       7.04
 Shares outstanding                                 7,362,625       7,258,154

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

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
            (Dollars in thousands, except share and per share data)

                                                       Six Months Ended
                                                           June 30,
                                                     2007            2006          $ Change        % Change
                                                 ------------    ------------    ------------    ------------
Statement of Income Data
------------------------
Interest income
   Loans and leases (including fees)             $     25,832    $     23,963    $      1,869             7.8%
   Investment securities                                2,885           3,498            (613)          (17.5%)
   Federal funds sold and other                           379             176             203           115.3%
                                                 ------------    ------------    ------------    ------------
       Total interest income                           29,096          27,637           1,459             5.3%
                                                 ------------    ------------    ------------    ------------
Interest expense
   Interest on deposits                                 6,864           4,131           2,733            66.2%
   Subordinated debentures                              1,218           1,232             (14)           (1.1%)
   Other borrowings                                       585           1,186            (601)          (50.7%)
                                                 ------------    ------------    ------------    ------------
       Total interest expense                           8,667           6,549           2,118            32.3%
                                                 ------------    ------------    ------------    ------------
Net interest income                                    20,429          21,088            (659)           (3.1%)
Provision for loan and lease losses                        --             370            (370)             --
                                                 ------------    ------------    ------------    ------------
Net interest income after
   provision for loan and lease losses                 20,429          20,718            (289)           (1.4%)
                                                 ------------    ------------    ------------    ------------
Noninterest income
   Service charges on deposit accounts                  3,331           3,083             248             8.0%
   Other fees and charges                               1,858           1,432             426            29.7%
   Other                                                1,115           1,298            (183)          (14.1%)
                                                 ------------    ------------    ------------    ------------
       Total noninterest income                         6,304           5,813             491             8.4%
                                                 ------------    ------------    ------------    ------------

Noninterest expenses
   Salaries and employee benefits                      11,034          11,051             (17)           (0.2%)
   Occupancy                                            1,523           1,483              40             2.7%
   Furniture and equipment                              1,053           1,077             (24)           (2.2%)
   Other                                                7,352           6,285           1,067            17.0%
                                                 ------------    ------------    ------------    ------------
       Total noninterest expenses                      20,962          19,896           1,066             5.4%
                                                 ------------    ------------    ------------    ------------
       Income before provision for income
        taxes                                           5,771           6,635            (864)          (13.0%)
Provision for income taxes                              1,847           2,212            (365)          (16.5%)
                                                 ------------    ------------    ------------    ------------
       Net income                                $      3,924    $      4,423    $       (499)          (11.3%)
                                                 ============    ============    ============    ============

Common Share Data
-----------------
 Earnings per share
   Basic                                         $       0.53    $       0.59    $      (0.06)          (10.2%)
   Diluted                                       $       0.51    $       0.57    $      (0.06)          (10.5%)

 Weighted average shares outstanding                7,349,639       7,478,453
 Weighted average shares outstanding -
   diluted                                          7,651,793       7,772,037
 Book value per share                            $      10.65    $       9.44
 Tangible book value                             $       8.37    $       7.04
 Shares outstanding                                 7,362,625       7,258,154

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

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                       (Unaudited) (Dollars in thousands)

                                                             June 30,      December 31,      June 30,
                                                               2007            2006            2006
                                                           ------------    ------------    ------------
Balance Sheet Data
------------------
Assets
  Cash and due from banks                                  $     27,209    $     30,826    $     33,901
  Federal funds sold and other                                      700          10,670             750
  Available-for-sale securities - at fair value                 113,617         133,571         145,225
  Held-to-maturity securities - at amortized cost                    55              82              88

  Loans and leases net of deferred loan fees                    678,397         659,793         639,617
    Allowance for loan and lease losses                          (8,746)         (8,831)         (8,292)
                                                           ------------    ------------    ------------
    Net loans and leases                                        669,651         650,962         631,325

  Premises and equipment, net                                    13,445          13,797          14,678
  Other real estate owned                                           902             902             902
  Goodwill and core deposit intangibles, net                     16,749          17,073          17,399
  Accrued interest receivable and other assets                   49,402          47,790          46,998
                                                           ------------    ------------    ------------
Total assets                                               $    891,730    $    905,673    $    891,266
                                                           ============    ============    ============

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing                            $    171,529    $    194,842    $    186,392
    Demand, interest bearing                                    159,549         160,939         166,918
    Savings and money market                                    187,276         196,833         191,763
    Time                                                        221,577         197,674         177,338
                                                           ------------    ------------    ------------
        Total deposits                                          739,931         750,288         722,411
  Other borrowed funds                                           31,605          37,500          58,500
  Accrued interest payable and other liabilities                  9,845          10,433           9,863
  Subordinated debentures                                        31,961          31,961          31,961
                                                           ------------    ------------    ------------
Total liabilities                                               813,342         830,182         822,735
  Shareholders' equity                                           78,388          75,491          68,531
                                                           ------------    ------------    ------------
Total liabilities and shareholders' equity                 $    891,730    $    905,673    $    891,266
                                                           ============    ============    ============

Asset Quality
-------------
  Nonaccrual loans and leases                              $        368    $         72    $         30
  Loans and leases past due 90 days and accruing
   interest                                                       2,535             403             193
  Other real estate owned                                           902             902             902
                                                           ------------    ------------    ------------
    Total nonperforming assets                             $      3,805    $      1,377    $      1,125
                                                           ============    ============    ============

  Allowance for loan and lease losses to total loans               1.29%           1.34%           1.30%
  Allowance for loan and lease losses to NPL's                   301.27%        1859.16%        3718.39%
  Allowance for loan and lease losses to NPA's                   229.86%         641.32%         737.07%

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

                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                       (Unaudited) (Dollars in thousands)

                                                               Three Months Ended               Six Months Ended
                                                                     June 30,                       June 30,
                                                           ----------------------------    ----------------------------
                                                               2007            2006            2007            2006
                                                           ------------    ------------    ------------    ------------
Selected Financial Ratios
-------------------------
  Return on average total assets                                   0.77%           1.03%           0.89%           0.99%
  Return on average shareholders' equity                           8.81%          12.82%          10.23%          12.39%
  Net interest margin (tax equivalent basis)                       5.11%           5.52%           5.22%           5.44%
  Efficiency ratio                                                80.92%          72.06%          78.41%          73.96%

Selected Average Balances
-------------------------
  Loans                                                    $    660,362    $    627,975    $    657,054    $    626,436
  Taxable investments                                           103,379         133,848         108,315         138,392
  Tax-exempt investments                                         20,497          23,386          21,139          23,434
  Federal funds sold and other                                   18,630           5,837          14,485           7,295
                                                           ------------    ------------    ------------    ------------
    Total earning assets                                   $    802,868    $    791,046    $    800,993    $    795,557
                                                           ------------    ------------    ------------    ------------
    Total assets                                           $    893,159    $    891,933    $    891,934    $    897,473
                                                           ------------    ------------    ------------    ------------

  Demand deposits - interest bearing                       $    159,683    $    195,005    $    160,138    $    193,894
  Savings and money market                                      196,941         172,777         198,228         178,801
  Time deposits                                                 216,025         172,251         209,447         171,351
  Other borrowings                                               58,512          88,808          59,628          90,183
                                                           ------------    ------------    ------------    ------------
    Total interest bearing liabilities                     $    631,161    $    628,841    $    627,441    $    634,229
                                                           ------------    ------------    ------------    ------------
  Demand deposits - noninterest bearing                    $    173,562    $    181,143    $    175,748    $    180,793
                                                           ------------    ------------    ------------    ------------
  Shareholders' equity                                     $     78,306    $     71,784    $     77,327    $     71,997
                                                           ------------    ------------    ------------    ------------


                              NORTH VALLEY BANCORP
                      CONDENSED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                  (Dollars in thousands, except per share data)


                                                                    For the Quarter Ended
                                                 ------------------------------------------------------------
                                                     June            March         December       September
                                                     2007            2007            2006            2006
                                                 ------------    ------------    ------------    ------------
Interest income                                  $     14,600    $     14,496    $     15,036    $     14,506
Interest expense                                        4,508           4,159           4,140           3,996
                                                 ------------    ------------    ------------    ------------
  Net interest income                                  10,092          10,337          10,896          10,510

Provision for loan and lease losses                        --              --              50             555
Noninterest income                                      3,170           3,134           3,239           3,598
Noninterest expense                                    10,732          10,230           9,860           9,859
                                                 ------------    ------------    ------------    ------------

Income before provision for income taxes                2,530           3,241           4,225           3,694
Provision for income taxes                                810           1,037           1,171             775
                                                 ------------    ------------    ------------    ------------
  Net income                                     $      1,720    $      2,204    $      3,054    $      2,919
                                                 ============    ============    ============    ============

Earnings per share:
  Basic                                          $       0.23    $       0.30    $       0.42    $       0.40
                                                 ============    ============    ============    ============
  Diluted                                        $       0.22    $       0.29    $       0.40    $       0.39
                                                 ============    ============    ============    ============

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